UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2018

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K relative to the entry of an employment agreement is incorporated into this Item 1.01 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)

Effective September 17, 2018 (the “Effective Date”), the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”), elected James W. Swent III as its Chairman, President and Chief Executive Officer. Mr. Swent succeeds David W. Biegler, who is stepping down as Chairman, President and Chief Executive Officer of the General Partner. Mr. Biegler will continue as a director of the General Partner.

Mr. Swent, 68, is the former Chairman of the Board, President and Chief Executive Officer of Paragon Offshore Limited from July 2017 to April 2018, a global supplier of offshore jack up contract drilling services. From July 2003 to December 2015, he was Executive Vice President and Chief Financial Officer of Ensco plc, a global provider of offshore contract drilling services. He joined Ensco in July 2003 as Senior Vice President and Chief Financial Officer and retired in December 2015. Mr. Swent previously held various financial executive positions in the information technology, telecommunications and manufacturing industries, including positions with Memorex Corporation and Nortel Networks. He served as Chief Executive Officer and Chief Financial Officer of Cyrix Corporation from 1996 to 1997 and Chief Financial Officer and Chief Executive Officer of American Pad and Paper Company from 1998 to 2000. Prior to joining Ensco plc, Mr. Swent served as Co-Founder and Managing Director of Amrita Holdings, LLC. He currently serves on the Board of HGIM. Corp. and he previously served on the boards of Energy XXI Gulf Coast Inc., Co-Chairman of American Pad & Paper Co., Cyrix Corp, and Rodime PLC. Mr. Swent holds a Bachelor of Science degree in Finance and a Master’s degree in Business Administration from the University of California at Berkeley.

The General Partner believes Mr. Swent will bring to the Board the benefits of his years of experience as a senior executive, including as Chief Executive Officer and Chief Financial Officer of a public company, his finance and accounting background, as well as his significant mergers and acquisitions experience.

On the Effective Date, the General Partner entered into an employment agreement with Mr. Swent (the “Swent Employment Agreement”), which provides for an initial term through December 31, 2019, unless earlier terminated. Mr. Swent will receive an annualized base salary of $1,000,000 and will be eligible for a Change of Control Bonus in an amount equal to 1.0% of the equity value of the proceeds received by the equity owners of Southcross Holdings LP (“Holdings”) at the time of closing (as such Change of Control Bonus relates to a Change of Control of Holdings) and a Going Concern Bonus in the amount of $500,000. Mr. Swent is entitled to receive certain benefits and reimbursement of certain expenses. If Mr. Swent’s employment is terminated without Cause or by resignation by Mr. Swent for Good Reason, Mr. Swent will receive seventy percent of his Annual Base Salary, in addition to other payments and benefits described in the Swent Employment Agreement (all of the capitalized terms in this paragraph have the meanings given them in the Swent Employment Agreement).

The foregoing description of the Swent Employment Agreement is qualified in its entirety by reference to the full text of the Swent Employment Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

A copy of the press release regarding the officer changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1933, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated September 17, 2018, between Southcross Energy Partners GP, LLC and James W. Swent III.
99.1	Press Release of Southcross Energy Partners, L.P. dated September 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southcross Energy Partners, L.P.
By: Southcross Energy Partners GP, LLC, its general partner

Dated: September 18, 2018	By:	/s/ Kelly J. Jameson
Name: Kelly J. Jameson
Name: Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated September 17, 2018, between Southcross Energy Partners GP, LLC and James W. Swent III.
99.1	Press Release of Southcross Energy Partners, L.P. dated September 18, 2018.